SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2004

COLLINS & AIKMAN FLOORCOVERINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22791	58-2151061
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

311 Smith Industrial Boulevard, Dalton, Georgia 30721

(Address of principal executive offices, including zip code)

(706) 259-9711

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s business and Operations.

1.01 Entry into a Material Definitive Agreement

Effective August 18, 2004, the Company executed Amendment No. 3 to its Senior Credit Facility. The amendment provides for, among other things, 1) the exclusion of costs related to the closure of its manufacturing facility in Santa Ana, California from its EBITDA covenant, 2) the transfer of certain of the fixed assets to Crossley Carpet Mills Limited (“the Crossley transfer”) located in Truro, Nova Scotia, 3) the disposal of and/or transfer to Collins & Aikman Floorcoverings, Inc. (“the Borrower”) substantially all of its other fixed assets and transfer all or substantially all of its accounts receivable, inventory and other liquid current assets to the Borrower, and 4) the release of Monterey Carpets, Inc., as a Subsidiary Guarantor under the Subsidiary Guarantee Agreement and the Security Agreement and any other Loan Documents to which it is a party. The Amendment further authorizes the Collateral Agent to release any and all Liens held by the Collateral Agent in or on the assets forming part of the Crossley transfer.

Section 9 – Financial Statements and Exhibits

9.01 Financial Statements and Exhibits

(c) Exhibits:

10.1	Amendment No. 3 to Senior Credit Facility, dated August 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLINS & AIKMAN FLOORCOVERINGS, INC.
(Registrant)
August 24, 2004

	By:	/s/ Leonard F. Ferro
Leonard F. Ferro
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Amendment No. 3 to Senior Credit Facility, dated August 18, 2004